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                                                                    Exhibit 6(b)

                                     FORM OF
                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                 BETWEEN THE CHARLES SCHWAB FAMILY OF FUNDS AND
                           CHARLES SCHWAB & CO., INC.
                                   AMENDED [ ]


FUND                                                  EFFECTIVE DATE
----                                                  --------------

Schwab Money Market Fund                              December 15, 1989
Schwab Government Money Fund                          December 15, 1989
Schwab Municipal Money Fund                           December 15, 1989
Schwab California Municipal Money Fund                November 5, 1990
Schwab US Treasury Money Fund                         November 5, 1991
Schwab Value Advantage Money Fund                     February 7, 1992
Schwab Institutional Advantage Money Fund             November 26, 1993
Schwab Retirement Money Fund                          November 26, 1993
Schwab New York Municipal Money Fund                  November 10, 1994
Schwab Government Cash Reserves Fund                  October 20, 1997
Schwab New Jersey Municipal Money Fund                January 20, 1998
Schwab Pennsylvania Municipal Money Fund              January 20, 1998


                                    THE CHARLES SCHWAB FAMILY OF FUNDS

                                    By:    _____________________________________

                                    Name:  Stephen B. Ward
                                    Title: Executive Vice President and Chief
                                           Investment Officer

                                    CHARLES SCHWAB & CO., INC.

                                    By:    _____________________________________

                                    Name:  Colleen M. Hummer
                                    Title: Senior Vice President